UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/01/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

As previously reported under Item 1.01 of the 8-K filed on September 25, 2009, and in connection with the transactions contemplated by the Letter of Intent, on October 2, 2009 the Company issued the Lacey RRSP Account the Second Warrant. The warrant has an exercise price of $0.50 per share. As consideration for the Note, the First Warrant and the Second Warrant, the Lacey RRSP Account loaned the Company $2,000,000.

The foregoing descriptions of the Second Warrant does not purport to be complete and are qualified in their entirety by reference to Item 1.01 of the report filed on Form 8-K on September 25, 2009 and to the Note and First Warrant which are included as exhibits to this report and which are incorporated herein by reference.

The Company claims an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Company has obtained certain representations and warranties of the purchaser contained in the Purchase Agreement to support the Company's reliance on this exemption.

Item 3.03.    Material Modifications to Rights of Security Holders

Amendment to Shareholder Rights Plan

The Company intends to enter into an amendment of that certain Stockholder's Rights Agreement, dated as of May 6, 2008 entered into by the Company and Computershare Trust Company, N.A (the "Rights Agreement"). The amendment is intended to clarify that the term "Exempt Person" (as defined in the Rights Agreement) shall include any person or group that is approved by resolution of the Company's Board of Directors to become a beneficial owner of 15% or more of the outstanding shares of the Company's Common Stock, prior to such person or group becoming a beneficial owner of 15% or more of the outstanding shares of the Company's Common Stock. As of October 1, 2009, the Company is not aware of any person or group that has become an "Acquiring Person," as defined in the Rights Agreement. Upon entering into the amendment, the Company will file a Form 8-A/A (Amendment No. 1) to amend its Registration Statement on Form 8-A, originally filed on May 8, 2009 by the Company. The foregoing description of the amendment does not purport to be complete. The amendment included as an exhibit to Form 8-A/A will contain the final terms of the amendment.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2009, Wen Tsai, member of the Compensation Committee of the Board of Directors of the Company, resigned from the board of directors of the Company. Mr. Tsai's resignation letter is furnished as Exhibit 17.1 to this report. The resignation of Mr. Tsai was not due to any disagreement with the Company about its operations, policies or practices.

Item 9.01.    Financial Statements and Exhibits

The following Exhibits are filed herewith:

Exhibit No.        Description

4.1                Amendment No. 1 to Stockholder Rights Agreement, dated as of October 1, 2009,       between DayStar Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent

10.1                Description of Convertible Note and First Warrant Convertible Note and First Warrant (incorporated herein by reference to Form 8-K filed on September 25, 2009)

10.2                Warrant to Purchase 1,666,667 Shares of Common Stock Dated October 2, 2009

17.1                Resignation Letter of Mr. Wen Tsai

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: October 07, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Amendment No. 1 to Stockholder Rights Agreement, dated as of October 1, 2009, between DayStar Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent
EX-10.2	Warrant to Purchase 1,666,667 Shares of Common Stock Dated October 2, 2009
EX-17.1	Resignation Letter of Mr. Wen Tsai